                                                                    EXHIBIT 99.8

                          DEL GLOBAL TECHNOLOGIES CORP.

                       [__________] SHARES OF COMMON STOCK
                  ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

                          NOMINEE HOLDER CERTIFICATION

         The undersigned, a bank, broker, trustee, depository or other nominee holder of rights (the "Subscription Rights") to purchase shares of common stock, par value $0.10 per share ("Common Stock") of DEL GLOBAL TECHNOLOGIES CORP. (the
"Company"), pursuant to the rights offering described in the Company's prospectus dated [_________], 2006 (the "Prospectus"), hereby certifies to the
Company and Mellon Investor Services LLC, as Subscription Agent for the rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription
Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) on behalf of beneficial owners of Basic Subscription Rights, (2)
the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription
Right (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Rights and the corresponding Over-Subscription
Rights (without identifying any such beneficial owner), and (3) with respect to the exercise of the Over-Subscription Right described in (2) above, each such beneficial owner's Basic Subscription Right has been exercised in full:

                                                 NUMBER OF SHARES                      NUMBER OF SHARES
             NUMBER OF                            SUBSCRIBED FOR                        SUBSCRIBED FOR
            SHARES OWNED                         PURSUANT TO BASIC                     PURSUANT TO OVER-
           ON RECORD DATE                       SUBSCRIPTION RIGHT                    SUBSCRIPTION RIGHT

1.
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2.
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3.
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4.
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5.
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Name of Bank, Broker, Trustee, Depository or Other Nominee

                                 [CERTIFICATION CONTINUES ON THE FOLLOWING PAGE]

By:
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     Authorized Signature

Name:
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                      (please type or print)

Provide the following information if applicable:

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Depository Trust Company ("DTC")
Participant Number

[Participant]

By:
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Name:
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Title:
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DTC Subscription Confirmation Numbers